Exhibit 99.1

China HGS Announces First Nine Months of Fiscal 2021 Financial Results

HANZHONG, CHINA – August 16, 2021 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, announced its interim financial results for the first nine months of fiscal 2021 ended June 30, 2021.

Third Quarter Fiscal 2021 Highlights

●	Total revenues for the third quarter of fiscal 2021 were approximately $31.8 million, representing an increase of 944.6% from approximately $3.0 million in the same quarter of fiscal 2020 due to more gross floor area sold during the current quarter.

●	Net income for the third quarter of fiscal 2021 totaled approximately $3.6 million, significantly increased from net loss of approximately $2.6 million in the same period of last year.

●	Basic and diluted net income per share for the third quarter of fiscal 2021 increased to $0.14, compared to net loss per share of $0.11 for the same quarter of the last year.

First Nine Months of Fiscal 2021 Highlights

●	Total revenues for the first nine months of fiscal 2021 were approximately $52.9 million, representing an increase of 630.0% from approximately $7.2 million in the same period of fiscal 2020.

●	Net income for the first nine months of fiscal 2021 totaled approximately $6.1 million, significantly increased from net loss of approximately $3.5 million in the same period of last year.

●	Basic and diluted net income per share for the first nine months of fiscal 2021 increased to $0.26, compared to net loss per share of $0.15 for the same period of the last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2021	2020
ASSETS	(Unaudited)
Cash	$324,497	$457,699
Restricted cash	3,382,086	3,409,837
Contract assets	12,645,871	14,255,328
Real estate property development completed	92,799,351	94,671,258
Other assets	9,250,111	8,132,555
Property, plant and equipment, net	563,086	571,330
Security deposits	1,951,204	1,855,506
Real estate property under development	263,416,787	227,741,017
Due from local governments for real estate property development completed	3,017,624	2,869,623

Total assets	$387,350,617	$353,964,153

LIABILITIES AND STOCKHOLDERS' EQUITY
Construction loans	$119,391,636	$109,937,408
Accounts payable	20,128,624	25,415,352
Other payables	4,659,605	4,028,048
Construction deposits	3,338,078	3,202,730
Contract liabilities	2,082,108	1,847,685
Customer deposits	22,814,868	19,405,528
Accrued expenses	1,879,321	1,920,370
Taxes payable	22,982,722	19,881,211
Total liabilities	197,276,962	185,638,332

Commitments and contingencies

Stockholders' equity
Common stock, $0.001 par value, 50,000,000 shares authorized, 25,617,807 and 22,525,693 shares issued and outstanding June 30, 2021 and September 30, 2020, respectively	25,617	22,525
Additional paid-in capital	136,522,128	129,930,330
Statutory surplus	10,458,395	10,458,395
Retained earnings	41,095,539	34,954,061
Accumulated other comprehensive income (loss)	1,971,976	(7,039,490)
Total stockholders' equity	190,073,655	168,325,821

Total Liabilities and Stockholders' Equity	$387,350,617	$353,964,153

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
Real estate sales	$31,824,097	$3,046,430	$52,857,471	$7,240,503
Less: Sales tax	(197,537)	(29,222)	(336,241)	(95,503)
Impairment losses on real estate property development completed	-	(2,703,031)	-	(2,703,031)
Cost of real estate sales	(25,296,688)	(1,728,217)	(41,624,594)	(4,900,210)
Gross profit	6,329,872	(1,414,040)	10,896,636	(458,241)
Operating expenses
Selling and distribution expenses	81,002	77,404	177,168	477,962
General and administrative expenses	1,411,151	973,318	2,260,410	2,381,572
Total operating expenses	1,492,153	1,050,722	2,437,578	2,859,534
Operating income (loss)	4,837,719	(2,464,762)	8,459,058	(3,317,775)
Interest income (expense), net	2,857	(16,171)	6,394	(49,010)
Other expense	(1,354)	(58,380)	(273,782)	(155,109)
Income (loss) before income taxes	4,839,223	(2,539,313)	8,191,671	(3,521,894)
Provision (benefit) for income taxes	1,210,569	35,860	2,050,193	(65,319)
Net income (loss)	3,628,654	(2,575,173)	6,141,478	(3,456,575)
Other comprehensive income (loss)
Foreign currency translation adjustment	2,757,738	363,273	9,011,466	1,920,990
Comprehensive income (loss)	$6,386,392	$(2,211,900)	$15,152,944	$(1,535,585)
Basic and diluted income (loss) per common share
Basic and diluted	$0.14	$(0.11)	$0.26	$(0.15)
Weighted average common shares outstanding
Basic and diluted	25,102,455	22,525,693	23,378,298	22,525,693

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

	Common Stock		Additional	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Surplus	Earnings	Income (loss)	Total
Balance at September 30, 2019	22,525,693	$22,525	$129,930,330	$10,360,251	$34,070,767	$(15,683,723)	$158,700150
Net (loss) for the period	-	-	-	-	(257,381)	-	(257,381)
Foreign currency translation adjustments	-	-	-	-	-	4,380,862	4,380,862
Balance at December 31, 2019	22,525,693	22,525	129,930,330	10,360,251	33,189,365	(11,302,861	162,823,631
Net (loss) for the period	-	-	-	-	(624,021)	-	(624,021)
Foreign currency translation adjustments	-	-	-	-	-	(2,823,145	(2,823,145
Balance at June 30,2020	22,525,693	22,525	129,930,330	10,360,251	33,189,365	(14,126,006)	159,376,465
Net (loss) for the period	-	-	-	-	(2,575,173)	-	(2,575,173)
Foreign currency translation adjustments	-	-	-	-	-	363,273	363,273
Balance at June 30, 2020	22,525,693	$22,525	$129,930,330	$10,360,251	$30,614,365	$(13,762,733)	$157,164,565

Balance at September 30, 2020	22,525,693	$22,525	$129,930,330	$10,458,395	$34,954,061	$(7,039,490)	$168,325,821
Net income for the period	-	-	-	-	291,587	-	291,587
Foreign currency translation adjustments	-	-	-	-	-	6,991,159	6,991,159
Balance at December 31, 2020	22,525,693	22,525	129,930,330	$10,458,395	35,245,648	(48,331)	175,608,567
Net income for the period	-	-	-	-	2,221,237	-	2,221,237
Foreign currency translation adjustments	-	-	-	-	-	(737,431)	(737,431)
Balance at June 30,2021	22,525,693	22,525	129,930,330	10,458,395	37,466,885	(785,762)	177,092,373
Issuance of stock for settlement of accounts payable	3,092,114	3,092	6,591,798	-	-	-	6,594,890
Net income for the period	-	-	-	-	3,628,654	-	3,628,654
Foreign currency translation adjustments	-	-	-	-	-	2,757,738	2,757,738
Balance at June 30, 2021	25,617,807	$22,525	$136,522,128	$10,458,395	$41,095,539	$1,971,976	$190,073,655

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended June 30,
	2021	2020
Cash flows from operating activities
Net income (loss)	$6,141,478	$(3,456,575)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	-	(266,319)
Depreciation	37,342	56,366
Impairment losses on real estate property development completed	-	2,703,031
Changes in operating assets and liabilities:
Contract assets	2,321,807	12,600,352
Real estate property development completed	6,688,702	(7,549,755)
Real estate property under development	(19,949,297)	(4,393,458)
Other current assets	(691,310)	(1,170,228)
Security deposit		4,761,043
Accounts payables	61,717	(657,012)
Other payables	419,675	150,939
Contract liabilities	137,771	(139,990)
Customer deposits	2,385,004	1,785,335
Construction deposits	(29,542)	(426)
Accrued expenses		(631,420)
Taxes payables	2,224,269	(1,979,971)
Net cash (used in) provided by operating activities	(252,384)	1,811,912

Cash flow from financing activities
Repayments of construction loans	-	(2,405,349)
Net cash (used in) financing activities	-	(2,405,349)

Effect of changes of foreign exchange rate on cash and restricted cash	91,431	184,993
Net (decrease) in cash and restricted cash	(160,953)	(408,444
Cash and restricted cash, beginning of period	3,867,536	4,202,117
Cash and restricted cash, end of period	$3,706,583	$3,793,673
Supplemental disclosures of cash flow information:
Interest paid	$2,014,791	$5,142,658
Income taxes paid	$265,149	$504,064

Reconciliation to amounts on condensed consolidated balance sheets:
Cash	$324,497	$516,272
Restricted	3,382,086	3,277,401
Total cash and restricted cash	$3,706,583	$3,793,673

Cash, beginning of period	$457,699	$263,139
Restricted, beginning of period	3,409,837	3,938,978
Total cash and restricted cash, beginning of period	$3,867,536	$4,202,117

Non-cash financing activities:
Reclassification of interest payable to construction loan	$3,269,932	$-
Real estate sales for settlements in real estate property under development	$(14,503,991)	$-
Issuance of stock for settlement of accounts payable	$6,594,890	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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